Exhibit 3.03

AMENDED AND RESTATED

BYLAWS

OF

ADESTO TECHNOLOGIES CORPORATION

A Delaware corporation

As Adopted on September 28, 2015

		Page(s)

ARTICLE 1 OFFICES		1

1.1	Principal Offices	1

1.2	Other Offices	1

ARTICLE 2 STOCKHOLDERS		1

2.1	Place of Meetings	1

2.2	Annual Meetings	1

2.3	Special Meetings	1

2.4	Notice of Meetings	2

2.5	Quorum.	2

2.6	Adjourned Meeting; Notice	2

2.7	Organization	3

2.8	Voting	3

2.9	Action by Written Consent Of Stockholders	3

2.10	Record Date for Stockholder Notice, Voting, and Giving Consents	5

2.11	List of Stockholders Entitled to Vote	5

2.12	Inspectors of Election	5

ARTICLE 3 DIRECTORS		7

3.1	Number and Qualification of Directors	7

3.2	Election and Term of Office of Directors	7

3.3	Resignation and Vacancies	7

3.4	Regular Meeting	7

3.5	Special Meetings	7

3.6	Remote Meetings Permitted	8

3.7	Quorum	8

3.8	Waiver of Notice	8

3.9	Organization	8

3.10	Adjournment	8

3.11	Notice of Adjournment	9

3.12	Board Action by Written Consent Without Meeting	9

3.13	Powers	9

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(continued)

		Page(s)

3.14	Fees and Compensation of Directors	9

ARTICLE 4 COMMITTEES		9

4.1	Committees of Directors	9

4.2	Meetings and Action of Committees	10

ARTICLE 5 OFFICERS		10

5.1	Generally	10

5.2	Election of Officers	10

5.3	Subordinate Officers	10

5.4	Removal and Resignation of Officers	10

5.5	Vacancies in Offices	10

5.6	Chief Executive Officer	11

5.7	Chairman of the Board.	11

5.8	President	11

5.9	Vice Presidents	11

5.10	Secretary	12

5.11	Chief Financial Officer	12

5.12	Treasurer	12

ARTICLE 6 STOCK		12

6.1	Uncertificated Shares	13

6.2	Other Regulations	13

ARTICLE 7 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS		13

7.1	Indemnification of Directors and Officers	13

7.2	Non-Exclusivity of Rights	13

7.3	Indemnification Contracts	14

7.4	Indemnification Of Others	14

7.5	Nature of Rights	14

ARTICLE 8 RECORD AND REPORTS		14

8.1	Inspection of Share Register	14

8.2	Maintenance and Inspection of Bylaws	15

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(continued)

		Page(s)

8.3	Maintenance and Inspection of Other Corporate Records.	15

8.4	Inspection by Directors	15

8.5	Financial Statements	15

ARTICLE 9 NOTICES		16

9.1	Form and Delivery	16

9.2	Electronic Transmission	16

9.3	Affidavit of Giving Notice	17

ARTICLE 10 GENERAL CORPORATE MATTERS		17

10.1	Fiscal Year	17

10.2	Seal	17

10.3	Form of Records	17

10.4	Reliance upon Books and Records	17

10.5	Certificate of Incorporation Governs	17

10.6	Severability	17

10.7	Checks, Drafts, Evidences of Indebtedness	18

10.8	Corporate Contracts and Instruments; How Executed	18

10.9	Construction and Definitions	18

ARTICLE 11 AMENDMENTS		18

11.1	Amendment by Stockholders	18

11.2	Amendment by Directors	18

ARTICLE 12 INTERESTED DIRECTORS		18

12.1	Interested Directors	18

12.2	Quorum	19

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AMENDED AND RESTATED BYLAWS

OF

ADESTO TECHNOLOGIES CORPORATION

a Delaware Corporation

As Adopted on September 28, 2015

ARTICLE 1

OFFICES

1.1 Principal Offices. The Board of Directors (the “Board”) shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

1.2 Other Offices. The Board may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE 2

STOCKHOLDERS

2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board or by means of remote communications as the Board in its sole discretion may determine. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

2.2 Annual Meetings. Unless members of the Board are elected by written consent in lieu of an annual meeting, as permitted by Section 211 of the Delaware General Corporation Law (the “DGCL”) and these Bylaws, an annual meeting of the stockholders shall be held for the election of directors at such date and time as the Board shall each year fix. In the absence of such designation, the annual meeting of stockholders shall be held on the third Wednesday of February in each year at 10:00 a.m. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. Any proper business may be transacted at the annual meeting.

2.3 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the holders of shares of the Corporation that are entitled to cast not less than ten percent (10%) of the total number of votes entitled to be cast by all stockholders at such meeting, or by a majority of the “Whole Board,” which shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. Special meetings may not be called by any other person or persons. If a special meeting of stockholders is called by any person or persons other than by a majority of the members of the Board, then such person or persons shall request such meeting by delivering a written request to call such meeting to each member of the Board, and the Board shall then determine the time and date of such special meeting, which shall be held not more than one hundred twenty (120) days nor less than thirty-five (35) days after the written request to call such special meeting was delivered to each member of the Board.

2.4 Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by law (including without limitation, as set forth in Section 9.1 of these Bylaws) stating the date, time and place, if any, of the meeting and, (a) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted), or (b) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the stockholders (but subject to the provisions of the next paragraph of this Section 2.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), such notice shall be given not less than ten (10) (or, if sent by third-class mail, thirty (30)), and not more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

2.5 Quorum. At each meeting of stockholders the holders of a majority of the voting power of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, unless otherwise required by applicable law. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum.

2.6 Adjourned Meeting; Notice. The chairperson of the meeting shall have the power to adjourn the meeting to another time, date and place (if any). Any meeting of stockholders may adjourn from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. To the fullest extent permitted by law, the Board may postpone or reschedule any previously scheduled special or annual meeting of stockholders before it is to be held, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 2.4 above.

Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6 of this Article 2.

2.7 Organization. Meetings of stockholders shall be presided over by such person as the Board may designate, or, in the absence of such a person, the Chairman of the Board, or, in the absence of such person, the President of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairperson of the meeting and, subject to Section 2.12 hereof, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.8 Voting. Each stockholder entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.

The stockholder’s vote may be by voice vote or by ballot; provided, however, that any election for Directors must be by ballot if demanded by any stockholder before the voting has begun.

At a stockholders’ meeting at which Directors are to be elected, no stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the stockholder’s shares) unless, at the time of such election, the corporation is subject to Section 2115 of the California Corporation Code. During such time or times that the corporation is subject to Section 2215(b) of the California Corporation Code, no stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless the candidates’ names have been placed in nomination prior to commencement of the voting and a stockholder has given notice at the meeting prior to commencement of the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.

2.9 Action by Written Consent Of Stockholders.

(a) Procedure. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed in the manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the agent of the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested. Written stockholder consents shall bear the date of signature of each stockholder who signs the consent in the manner permitted by law and shall be delivered to the Corporation as provided in Section 2.9(c) below. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by law, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation in the manner required by law.

(b) Form of Consent. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (b) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board. Any copy, electronic submission, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

All such consents shall be maintained in the corporate records.

(c) Notice of Consent. Prompt notice of the taking of corporate action by stockholders without a meeting by less than unanimous written consent of the stockholders shall be given to those stockholders who have not consented thereto in writing and, who, if the action had been taken at a meeting, would have been entitled to notice of the meeting, if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as required by law. If the action which is consented to is such as would have required the filing of a certificate under the DGCL if such action had been voted on by stockholders at a meeting thereof, then if the DGCL so requires, the certificate so filed shall state, in lieu of any statement required by the DGCL concerning any vote of stockholders, that written stockholder consent has been given in accordance with Section 228 of the DGCL.

2.10 Record Date for Stockholder Notice, Voting, and Giving Consents. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or to take corporate action by written consent without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, except as otherwise required by law, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60), nor less than ten (10), days before the date of such meeting, nor, more than sixty (60) days prior to any such action without a meeting. If no record date is fixed by the Board, then the record date shall be as provided by applicable law. To the fullest extent provided by law, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.11 List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. If the meeting is held at a location where stockholders may attend in person, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

2.12 Inspectors of Election.

(a) Applicability. Unless otherwise required by the Certificate of Incorporation or by the DGCL, the following provisions of this Section 2.12 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 2.12 shall be optional, and at the discretion of the Board.

(b) Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

(c) Inspector’s Oath. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

(d) Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(e) Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(f) Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with any information provided pursuant to Section 211(a)(2)(B)(i) of the DGCL, or Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 2.12 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

ARTICLE 3

DIRECTORS

3.1 Number and Qualification of Directors. The initial number of directors shall be seven (7), and, thereafter, unless otherwise required by law or the Certificate of Incorporation, shall be fixed from time to time by resolution of a majority of the Whole Board or the stockholders of the Corporation holding at least a majority of the voting power of the Corporation’s outstanding stock then entitled to vote at an election of directors. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

3.2 Election and Term of Office of Directors. The Board shall initially consist of the person or persons elected by the incorporator or named in the Corporation’s initial Certificate of Incorporation. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

3.3 Resignation and Vacancies. Vacancies in the Board may be filled by a majority of the remaining Directors whether or not less than a quorum, or by a sole remaining Director. However, a vacancy created by the removal of a Director may be filled only by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of all of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the stockholders or until a successor has been elected and qualified.

The stockholders may elect a Director at any time to fill any vacancy not filled by the Directors. Any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote; provided however, that in the case of a vacancy created by removal, election to fill such vacancy by written consent requires the consent of all the outstanding shares entitled to vote.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a Director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

3.4 Regular Meeting. Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required. Other regular meetings of the Board shall be held quarterly at a time to be fixed by the Board. Such regular meetings may be held without notice.

3.5 Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two Directors or holders of at least twenty-five percent (25%) of the outstanding preferred shares of the corporation. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least forty-eight (48) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission. Any oral notice given personally or by telephone, facsimile or electronic mail may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

3.6 Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.

3.7 Quorum. Subject to Section 3.3 above regarding the ability of the members of the Board to fill a vacancy on the Board, and Section 3.10 below regarding the ability to adjourn a meeting of the Board, at all meetings of the Board a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice thereof. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.8 Waiver of Notice. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to such Director.

3.9 Organization. Meetings of the Board shall be presided over by the Chairman of the Board, or in such person’s absence by the President, or in such person’s absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

3.10 Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.11 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.11 of this Article 3, to the Directors who were not present at the time of the adjournment.

3.12 Board Action by Written Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively, in the minute books of the Corporation. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13 Powers. The Board may, except as otherwise required by law, the Certificate of Incorporation, or otherwise in these Bylaws, exercise all such powers and manage and direct all such acts and things as may be exercised or done by the Corporation.

3.14 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. This Section 3.14 shall not be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE 4

COMMITTEES

4.1 Committees of Directors. The Board may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate, by a vote of a majority of the authorized number of Directors, one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

4.2 Meetings and Action of Committees. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws. In the absence of rules adopted by the Board, these Bylaws shall govern the meetings and actions of committees, with such changes in application of these Bylaws as are necessary or appropriate for any committee.

ARTICLE 5

OFFICERS

5.1 Generally. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board o, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of this Article 5. Any number of offices may be held by the same person.

5.2 Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of this Article 5, shall be elected by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers. The Board may elect or may empower the President to appoint (except that the President may not appoint the Chairman of the Board, the President, the Chief Executive Officer or the Treasurer) such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board o may from time to time determine.

5.4 Removal and Resignation of Officers. Each officer shall hold office until such person’s successor is appointed or until such person’s earlier resignation, death or removal. Any number of offices may be held by the same person. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, at any regular or special meeting of the Board, or, except in case of an officer not chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6 Chief Executive Officer. Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:

(a) To act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;

(b) Subject to Article 2, Section 2.7, to preside at all meetings of the stock-holders;

(c) Subject to Article 2, Section 2.3, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and

(d) To affix the signature of the Corporation to all deeds, conveyances, mort-gages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

The President shall be the Chief Executive Officer of the Corporation unless the Board shall designate another officer to be the Chief Executive Officer. If there is no President, and the Board has not designated any other officer to be the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer.

5.7 Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 5.8 of this Article 5.

5.8 President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

5.9 Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the Bylaws.

5.10 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and stockholders, showing (a) the time and place of meetings and whether regular or special; (b) in the case of special meetings, how authorized and the notice given; (c) the names of those present at Directors’ meetings or committee meetings; (d) the number of shares present or represented at stockholders meetings, and the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing (a) the names of all stockholders and their addresses; (b) the number and classes of shares held by each; (c) the number and date of certificates issued for the same; and (d) the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required by the Bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

5.11 Chief Financial Officer. The Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. He shall cause to be disbursed the funds of the corporation as may be ordered by the Board. He shall render to the President and Directors, whenever they request it, an account of all of the corporation’s transactions and of the financial condition of the corporation. He shall have other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

5.12 Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.

ARTICLE 6

STOCK

6.1 Uncertificated Shares. The shares of the Corporation shall be uncertificated, provided that the Corporation shall be permitted to issue such nominal number of certificates to securities depositories and provided further that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates. The Corporation shall not have power to issue a certificate representing shares in bearer form.

6.2 Other Regulations. The issue, transfer, conversion and registration of uncertificated securities shall be governed by such other regulations as the Board may establish.

ARTICLE 7

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND OTHER AGENTS

7.1 Indemnification of Directors and Officers. The corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (as defined in the DGCL), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in the DGCL), arising by reason of the fact that such person is or was an agent of the corporation, provided, however, that (a) if the DGCL then so requires, the payment of such expenses incurred by such an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no appeal that such Indemnitee is not entitled to be indemnified under this Article 7 or otherwise; and (b) the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a Proceeding, alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction. For purposes of this Article 7, a “director” or “officer” of the corporation includes any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

7.2 Non-Exclusivity of Rights. The rights conferred on any person in this Article 7 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article 7 shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article 7.

7.3 Indemnification Contracts. The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article 7.

7.4 Indemnification Of Others. The corporation shall have the power, to the extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in the DGCL), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in the DGCL), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article 7, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a Corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

7.5 Nature of Rights. The rights conferred upon Indemnitees in this Article 7 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article 7 that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article 7 and existing at the time of such amendment, repeal or modification.

ARTICLE 8

RECORD AND REPORTS

8.1 Inspection of Share Register. A stockholder or stockholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of stockholder’s names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and/or (ii) obtain from the transfer agent of the corporation, if any, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the stockholders’ names and addresses, who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder after the date of demand. This list shall be made available to any such stockholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.

The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a stockholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 8.1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

8.2 Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Delaware and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of the Bylaws as amended to date.

8.3 Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the stockholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form; and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The foregoing documents shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

8.4 Inspection by Directors. Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

8.5 Financial Statements. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any stockholder demanding an examination of any such statement or a copy shall be mailed to any such stockholder.

If a stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the Chief

Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request.

The corporation shall also, on the written request of any stockholder, mail to the stockholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

ARTICLE 9

NOTICES

9.1 Form and Delivery. Except as otherwise specifically required in these Bylaws (including, without limitation, Section 9.2 below) or by law, all notices required to be given pursuant to these Bylaws shall be in writing and may, (a) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, cablegram, overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively be delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 8.2 of this Article 9 by sending such notice by telegram, cablegram, facsimile, electronic mail or other form of electronic transmission. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, (c) in the case of delivery by overnight express courier, when dispatched, and (d) in the case of delivery via telegram, cablegram, facsimile, electronic mail or other form of electronic transmission, when dispatched.

9.2 Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 9.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

9.3 Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

ARTICLE 10

GENERAL CORPORATE MATTERS

10.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

10.2 Seal. The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.

10.3 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, diskettes, CDs, or any other information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

10.4 Reliance upon Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

10.5 Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

10.6 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

10.7 Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

10.8 Corporate Contracts and Instruments; How Executed. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

10.9 Construction and Definitions. Unless the context requires otherwise the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE 11

AMENDMENTS

11.1 Amendment by Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Certificate of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Certificate of Incorporation.

11.2 Amendment by Directors. Subject to the rights of the stockholders as provided in Section 11.1 of this Article 11, Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of Directors, may be adopted, amended, or repealed by the Board.

ARTICLE 12

INTERESTED DIRECTORS

12.1 Interested Directors. No contract or transaction between the Corporation and one or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are members of the board of directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders.

12.2 Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.